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                                                                  Exhibit (d)(1)



                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made this 12th day of October, 1999, by and between Commonfund Institutional Funds, a Delaware business trust (the "Company"), and Commonfund Asset Management Company (the "Investment Manager").

         WHEREAS, the Company is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended, which may consist of several series, each having its own investment objective and policies (each, a "Fund"); and

         WHEREAS, the Company desires to retain the Investment Manager to render investment management services with respect to each Fund as the Company and the Investment Manager may agree upon and as are set forth in the attached schedule, and the Investment Manager is willing to render such services.

         NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. DUTIES OF INVESTMENT MANAGER. The Company employs the Investment Manager to manage the investment and reinvestment of the assets of each Fund, and, to that end, to retain (subject to the approval of the Company's Board of Trustees and, except as otherwise permitted under rule or regulation or the terms of any exemptive relief obtained in the future from the Securities and Exchange Commission, a majority of the outstanding voting securities of the Fund) one or more sub-advisers for each Fund, to supervise the investment activities of such sub-advisers, to allocate assets among such sub-advisers, to monitor the performance of such sub-advisers and of each Fund, to determine in its discretion, when appropriate, securities to be purchased and sold for each Fund, and to render regular reports to the Company's officers and Directors concerning its discharge of the foregoing responsibilities.

         The Investment Manager shall discharge the foregoing responsibilities subject to the control of the Board of Directors of the Company and in compliance with (i) such standing instructions and other policies as the Directors may from time to time establish, (ii) the objectives, policies, and limitations for each such Fund set forth in the prospectus and statement of additional information pertaining to such Fund as amended from time to time, and (iii) applicable laws and regulations.

         The Investment Manager accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. The Investment Manager will not, however, pay for the cost of securities, commodities, and other investments (including brokerage


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         commissions and other transaction charges, if any) purchased or sold for the Company.

2. FUND TRANSACTIONS. The Investment Manager, and each sub-adviser retained by the Investment Manager, is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for each Fund and is directed to use its best efforts to obtain the best net results as described from time to time in the Company's Prospectuses and Statement of Additional Information. The Investment Manager will promptly communicate, or cause sub-advisers retained by it to promptly communicate, to the officers and the Board of Directors of the Company such information relating to portfolio transactions as they may reasonably request.

         It is understood that neither the Investment Manager nor any sub-adviser retained by the Investment Manager, will be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Company or be in breach of any obligation owing to the Company under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Company to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as described from time to time by the Company's Prospectuses and Statement of Additional Information.

3. COMPENSATION OF THE INVESTMENT MANAGER. For the services to be rendered by the Investment Manager as provided in Sections 1 and 2 of this Agreement, the Company shall pay to the Investment Manager compensation at the rate specified in the Schedule A which is attached hereto and made a part of this Agreement. Such compensation shall be paid to the Investment Manager at the end of each month, and shall be accrued daily (using a 365 day year) at the annual percentage rate as specified in the attached Schedule A. The fee shall be based on the average daily net assets (less any assets held in non-interest bearing special deposits with a Federal Reserve Bank). The Investment Manager may, in its discretion and from time to time, waive a portion of its fee.

         All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

4. OTHER EXPENSES. The Company shall pay all expenses relating to mailing to existing shareholders prospectuses, statements of additional information, proxy solicitation material and shareholder reports.

5.       EXCESS EXPENSES.

                  (a) If the expenses for any Fund for any fiscal year (including fees and other amounts payable to the Investment Manager, but excluding interest,


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                           taxes, brokerage costs, litigation, and other
                           extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which shares of a Fund are qualified for offer and sale, the Investment Manager shall bear such excess cost. However, the Investment Manager will not bear expenses of any Fund if that would result in the Fund's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code.

                  (b) The Investment Manager agrees to waive its fees and to reimburse expenses of the Fund as necessary to prevent the total operating expenses of the Fund from exceeding 0.25% of net assets per annum in the period that ends on October 31, 2001.

6. REPORTS. The Company and the Investment Manager agree to furnish to each other, to the extent such documents are otherwise prepared, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

7. STATUS OF INVESTMENT MANAGER. The services of the Investment Manager to the Company are not to be deemed exclusive, and the Investment Manager shall be free to render similar services to others so long as its services to the Company are not impaired thereby. The Investment Manager shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

8. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act of 1940 which are prepared or maintained by the Investment Manager on behalf of the Company are the property of the Company and will be surrendered promptly to the Company on request.

9. LIMITATION OF LIABILITY OF INVESTMENT MANAGER. The duties of the Investment Manager shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Investment Manager hereunder. The Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Paragraph 9, the term


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         "Investment Manager" shall include directors, officers, employees and other corporate agents of the Investment Manager, including any sub-adviser retained by the Investment Manager to provide services to the Company and its directors, officers, employees and agents, as well as that entity itself).

10. PERMISSIBLE INTERESTS. Directors, partners, officers, agents, and shareholders of the Company are or may be interested in the Investment Manager (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Investment Manager are or may be interested in the Company as Directors, officers, shareholders or otherwise; and the Investment Manager (or any successor) is or may be interested in the Company as a shareholder or otherwise. In addition, brokerage transactions for the Company may be effected through affiliates of the Investment Manager if approved by the Board of Directors, subject to the rules and regulations of the Securities and Exchange Commission.

11. LICENSE OF INVESTMENT MANAGER'S NAME AND GOODWILL. Commonfund has granted to the Investment Manager a license to use the trade names "Commonfund" and "Common Fund" (together, the "Trade Name") together with the business reputation and goodwill associated with the Trade Name for a period ending on August 1, 2009. The Investment Manager hereby grants a license to the Company to use the Trade Name and the name of the Investment Manager in the name of the Company, in the names of the Funds, and in advertising and other promotional literature relating to the Funds, for the term of this Agreement, as it may be renewed, up to August 1, 2009. The Company acknowledges that, in the absence of such license, it has no right to use or promote its products using the Trade Name or the name of the Investment Manager. The license granted herein may be revoked at any time and for any reason upon 90 days notice from the Investment Manager to the Company. In the event of such revocation, the Company shall immediately cease using the Trade Name and the name of the Investment Manager and the business reputation and goodwill associated with the Trade Name in connection with the business of the Company and acknowledges that failure to comply with this requirement would be a breach of contract for which there is no adequate remedy at law.

12. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Directors of the Company, or by vote of a majority of the outstanding voting securities of each Fund; provided, however, that if the shareholders of any Fund fail to approve the Agreement as provided herein, the Investment Manager may continue


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                  to serve hereunder in the manner and to the extent permitted by the Investment Company Act of 1940 and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

                  This Agreement may be terminated as to any Fund at any time, without the payment of any penalty by vote of a majority of the Directors of the Company or by vote of a majority of the outstanding voting securities of such Fund on not less than 30 days nor more than 60 days written notice to the Investment Manager, or by the Investment Manager at any time without the payment of any penalty, on 90 days written notice to the Company. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

                  As used in this Section 12, the terms "assignment", "interested persons," and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder; subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

         13. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice. At the commencement of this Agreement, addresses for notice shall be as follows: if to the Company, at Commonfund Institutional Funds, 450 Post Road East, Westport, CT, 06881, and if to the Investment Manager at Commonfund Asset Management Company, 450 Post Road East, Westport, CT 06881.

         14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         15. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         16. NO INDIVIDUAL LIABILITY. A copy of the Declaration of Trust of the Company is on file with the Secretary of State of the State of Delaware and notice is hereby given


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                  that the obligations of this instrument are not binding on any of the Directors, officers or shareholders of the Company or any Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

COMMONFUND INSTITUTIONAL FUNDS


By: /s/ Marita K. Wein
    ---------------------------



Attest: /s/ John W. Auchincloss
        -----------------------


COMMONFUND ASSET MANAGEMENT COMPANY


By: /s/ Todd E. Petzel
    ---------------------------



Attest: /s/ John W. Auchincloss
        -----------------------



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                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                             DATED OCTOBER 12, 1999
                                     BETWEEN
                         COMMONFUND INSTITUTIONAL FUNDS
                                       AND
                       COMMONFUND ASSET MANAGEMENT COMPANY


Pursuant to Article 3, the Company shall pay the Investment Manager compensation at an annual rate as follows commencing on the date as specified:

  Fund                                      Annual Fee                                 Date
  ----                                      ----------                                 ----

Commonfund
Short Duration Fund                           0.19%                                Commencement of
                                                                                   distribution of Fund
                                                                                   shares



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                         COMMONFUND INSTITUTIONAL FUNDS

                         COMMONFUND SHORT DURATION FUND

                  STANDING INSTRUCTIONS FROM BOARD OF DIRECTORS

                                       TO

                       COMMONFUND ASSET MANAGEMENT COMPANY

         Commonfund Asset Management Company (the "Investment Manager"), acting as Investment Manager under its agreement with Commonfund Institutional Funds (the "Company") for management of the Commonfund Short Duration Fund (the "Fund"), shall perform services under the agreement in accordance with the following standing instructions:

         The Investment Manager shall:

                  (a) Recommend criteria that the Company should adopt for identification and selection of sub-advisers for the Fund;

                  (b) Identify, screen and interview sub-advisers for the Fund, analyze the capabilities of such sub-advisers, and, subject to the final approval of the Board, retain one or more sub-advisers to invest assets of one or more Funds taking into consideration the comparative capabilities of available advisers and expectations as to the way in which the investment programs and styles of each will contribute, in tandem, to the overall performance of the Fund;

                  (c) On behalf of the Company, negotiate and, subject to the final approval of the Board of Directors of the Company, enter into discretionary investment management agreements with sub-advisers on suitable terms with particular attention to performance benchmarks and fees (it being understood that the agreements will vest with the sub-advisers, and not with the Investment Manager, the discretion to select particular investments within the investment program, performance criteria, investment policies, and restrictions set forth in such agreements), and consult with the Company, which has final responsibility for the investment and operating policies reflected in such agreements, as to terms thereof that involve questions of interpretation of such investment and operating policies;

                  (d) Review fee and other terms of agreements with sub-advisers as it may


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                           from time to time consider appropriate and negotiate
                           and agree to adjustments in such fees and terms in its discretion;

                  (e) Review periodically the performance of each sub-adviser against the sub-adviser's performance benchmark and the sub-adviser's overall contribution to the Fund's performance, and make such recommendations to the Company as the Investment Manager deems appropriate with respect to the continuation, modification, or termination of the agreement with each sub-adviser;

                  (f) Consult with the Company on policies with respect to allocation of assets among sub-advisers and, within parameters established by the Company as a result of such consultations, allocate and reallocate assets to and among sub-advisers in light of changing market conditions, sub-adviser performance, and other factors that the Investment Manager deems relevant with the objective of maximizing investment performance of each fund;

                  (g) Review the investment objectives, policies and restrictions applicable to each fund in light of the Fund's performance and make such recommendations as the Investment Manager deems appropriate with respect to any changes in such objectives, policies and restrictions.

                  (h) If requested by the Company, manage on a discretionary basis assets allocated to it for that purpose, and in such cases determine in its discretion the securities to be purchased or sold,

                  (i) Provide the Company with records concerning the Investment Manager's activities which the Company is required to maintain, and to render regular reports to the Company's officers and Trustees concerning the Investment Manager's discharge of the foregoing responsibilities



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